UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                           March 29, 2005
Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06357 (Commission File No.)	13-2595091 (IRS Employer Identification No.)

500 108th Avenue NE, Bellevue, Washington 98004
(Address of principal executive offices)    (Zip Code)

                                (425) 453-9400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

          Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

        Effective March 29, 2005, Frank Houston agreed to the terms of an offer letter to become Group Vice President of Esterline Technologies Corporation (“Esterline”). The terms of the offer letter are described under Item 5.02 of this report and are incorporated herein by reference.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Effective March 29, 2005, Esterline appointed Frank Houston as Group Vice President. Prior to this appointment, Mr. Houston, 53, was the President of Korry Electronics Co., part of Esterline’s Avionics & Controls segment, since October 2002. From March 2000 to October 2002, he served as President of Advanced Input Devices, Inc., also a part of the Avionics & Controls segment. Mr. Houston has a Bachelor of Arts degree in Political Science from Seattle Pacific University and an MBA degree from the University of Washington.

        Pursuant to the terms of an offer letter, Mr. Houston will receive a base salary of $250,000, which is subject to adjustment at the discretion of Esterline’s board of directors. Mr. Houston also received an option grant for 25,000 shares of Esterline common stock under Esterline’s 2004 Equity Incentive Plan. Mr. Houston will be entitled to participate in Esterline’s Annual Incentive Compensation Plan on a pro-rata basis from date of appointment for fiscal year 2005 at a target award amount of 35% of base salary and in Esterline’s Long Term Incentive Plan on a pro-rata basis from date of appointment for fiscal year 2005 on terms to be determined by the Compensation Committee. Mr. Houston will also be entitled to participate in Esterline’s retirement, health care and other benefit plans and to receive a car allowance of up to approximately $8,400 annually. Esterline will also pay up to $5,000 annually to a financial services provider for services rendered to Mr. Houston.

        In connection with Mr. Houston’s new position, Esterline and Mr. Houston will enter into a change in control agreement that is expected to provide, in the event that Mr. Houston is terminated without cause or resigns for good reason within two years of a change of control, a lump sum payment equal to three times Mr. Houston’s average compensation during the prior two years, payment of certain legal fees and expenses associated with the termination and insurance benefits for the remainder of an initial two-year period. Except for the payments described above, Mr. Houston, like all other executive officers of Esterline, will serve at the pleasure of the board of directors.

Item 9.01       Financial Statements and Exhibits.

             (c)     Exhibits.

                       Exhibit No.         Description

                           10.19e*           Offer Letter from Esterline Technologies Corporation to Frank Houston dated
                                                   March 14, 2005.

* Indicates management contract or compensatory plan or arrangement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: March 31, 2005	By:	/s/ Robert D. George
Name: Robert D. George Title: Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.         Description

    10.19e*           Offer Letter from Esterline Technologies Corporation to Frank Houston dated March 14, 2005.

* Indicates management contract or compensatory plan or arrangement.